Exhibit 10.1

ASSIGNMENT AGREEMENT OF NAMING RIGHTS

“JP FINANCIAL ARENA BAHÍA DE CÁDIZ”

In Cádiz, on March 3, 2026

APPEARING

On the one hand, NOMADAR CORP BRANCH IN SPAIN, with registered address at C/ Portugal, No. 2, Polígono El Trocadero, 11519 Puerto Real (Cádiz), and Tax Identification Number W0308287B, duly represented herein by Mr. Rafael Jesús Contreras Chamorro, of legal age, holder of Spanish National ID No. 31.264.896-F, in his capacity as Administrator, with sufficient powers for this act (hereinafter, “NOMADAR” and also the “ASSIGNOR”).

On the other hand, CÁDIZ CLUB DE FÚTBOL, S.A.D., with Tax Identification Number A-11013703 and registered address at Plaza de Madrid s/n, 11010 – Cádiz, an entity duly incorporated and with sufficient legal capacity for this act, duly represented herein by Mr. Manuel Vizcaíno Fernández, of legal age, of Spanish nationality, holder of National ID No. 28724781N, acting in the name and on behalf of the Club. His powers derive from his capacity as President and Chief Executive Officer of the Club, pursuant to the public deed granted before the Notary of Cádiz, Mr. Carlos A. Cabrera Barbosa, dated June 22, 2020, under protocol number 1076. (hereinafter, the CLUB or the ASSIGNOR).

And, on the other hand, JP FINANCIAL 2024, S.L., with registered address at Claudio Coello, 37, 3rd Right, Edificio Goya 8, 28001 Madrid, and Tax Identification Number B-56792377, duly represented herein by Mr. Javier Rumbo Lorenzo, of legal age, holder of National ID No. 46.904.598-P, and by Mr. Pedro Jorge Muñoz Vargas, of legal age, holder of National ID No. 78511276-V, in their capacity as joint administrators, with sufficient powers for this act (hereinafter, JP FINANCIAL or the “SPONSOR”).

NOMADAR and the SPONSOR, jointly, the “Parties”, with the CLUB appearing solely for the purposes regulated in Clause 6.2 below.

RECITALS

I. NOMADAR promotes and/or holds sufficient rights over the urban and business development known as “Sportech City Cádiz” (the “Project”), within which the construction of a stadium or venue intended for the celebration of sports, cultural and entertainment events (the “Venue”) is planned, located in VEGA DE LOS PÉREZ “El Puerto de Santa María”, plot 89 in Polígono 11. Registered in Property Registry number 4 of El Puerto de Santa María, book 194, volume 2085, page 110, property registration number 7,847.

II. The SPONSOR is interested in acquiring, exclusively, the commercial naming rights of the Venue once it is constructed and becomes operational, as well as receiving certain pre-operational and operational assets linked to the activation of the agreement.

III. During the negotiation of this agreement, NOMADAR and the SPONSOR reached different agreements, all of which are cancelled, without effect, superseded and replaced in their entirety by the execution of this “ASSIGNMENT AGREEMENT OF NAMING RIGHTS ‘JP FINANCIAL ARENA BAHÍA DE CÁDIZ’”.

IV. The Parties wish to expressly state that this contract does not grant the SPONSOR naming rights over the Project as a whole, but exclusively over the Venue.

By virtue of the foregoing, the Parties agree to enter into this contract (the “Contract”), which shall be governed by the following:

CLAUSES

1. Purpose of the Agreement

NOMADAR assigns to JP FINANCIAL the commercial naming rights of the future Venue to be developed within the Sportech City Cádiz Project, which shall be commercially identified with the designation:

“JP FINANCIAL ARENA BAHÍA DE CÁDIZ”.

The Parties acknowledge that, as of the date of signature of this Contract, the Venue has not yet been constructed, currently consisting of a plot of land integrated within the scope of the Project.

The assignment includes the right to use said designation and the association of the JP FINANCIAL brand with the Project, the Venue and its future activity, in communications, advertising media, marketing actions and activations linked to its development.

2. Duration

This Contract shall have a duration of five (5) years, beginning on the date of its signature.

The progressive activation of the assets shall be linked to the actual progress of the Project, from the initial phase to the full exploitation of the Venue, without affecting the validity or effectiveness of the Contract.

3. Financial Consideration

As consideration for the rights assigned, JP FINANCIAL shall pay NOMADAR an amount of FIVE HUNDRED THOUSAND EUROS (€500,000) per season, plus the indirect taxes that may be applicable.

This financial consideration shall accrue annually on each anniversary of this contract during the period in which it remains in force.

Payment of the financial consideration shall be made by bank transfer in favor of NOMADAR, within the period indicated in the corresponding invoice issued by said entity, and in any case in accordance with the payment schedule agreed between the Parties.

For these purposes, NOMADAR designates the following bank account:

Account holder: NOMADAR CORP, Branch in Spain

IBAN: ES75 0049 1862 4324 1011 4425

BIC / SWIFT: BSCHESMMXXX

Acknowledgment and Letter of Payment

The Parties expressly state that, as of the date of signature of this Contract, the portion of the agreed financial consideration corresponding to the current annual period has already been paid by the SPONSOR.

By virtue of the foregoing, NOMADAR CORP, BRANCH IN SPAIN, through this stipulation, grants the most complete and effective receipt for the amount already received, declaring that it has nothing further to request or claim for such concept.

Consequently, the SPONSOR is released from the obligation to pay the amount already paid, this document serving as the most valid receipt and full settlement.

4. Assets Included in the Agreement

The assets associated with the naming rights and sponsorship are structured in three phases, depending on the state of development of the Project:

PHASE 1 · FOUNDATION

(From the signing of the contract until the foundation stone ceremony)

Image and communication rights

● Use of the official Cádiz CF brand for commercial purposes linked to the brand JP FINANCIAL ARENA BAHÍA DE CÁDIZ.

● Right to use the image of players for promotional purposes linked to the brand.

● Official presentation of the Founding Partner “JP Financial Arena Bahía de Cádiz”.

● Teaser campaign on official Cádiz CF social media and digital channels.

● Presentation to the press at a private event with the presence of executives of JP Financial and Cádiz CF.

Advertising assets

● 1 minute per match in virtual television broadcast (1st, 2nd UTV and domination).

● 1 minute per match on the stadium videoboard.

● Banner on the official website cadizcf.com.

● Campaign on the official Cádiz CF social media channels.

● Outdoor advertising with the brand JP Financial Arena Bahía de Cádiz.

PHASE 2 · CONSTRUCTION

(From the laying of the foundation stone until the inauguration ceremony)

Image rights and events

● Use of the Cádiz CF brand and players for commercial purposes linked to the Project.

● Institutional event for the laying of the foundation stone and signing of the agreement.

● Foundational event of the Project with the presence of institutional representatives.

● Press conference with local media and subsequent event with catering.

● Official inauguration event of the Venue with attendance of personalities, press and executives of JP Financial.

Advertising assets

● 1 minute per match in virtual television broadcast.

● 1 minute per match on the videoboard.

● Banner on cadizcf.com.

● Continuous storytelling campaign on social media and media outlets regarding the progress of the Project and commercialization of the Venue.

PHASE 3 · CONSOLIDATION AND LEGACY

(With the stadium in operation)

Naming-related advertising assets

● Master and façade signage, both interior and exterior of the stadium, in priority locations.

● Presence of logo and brand on interior stadium supports.

● Premium zones customized by the sponsor (e.g.: JP Financial Lounge).

● Premium room for private use by JP Financial (private office or use on non-event days).

● Celebration of private JP Financial events, including at least one major annual event with its own naming (e.g.: JP Financial Business Summit).

● Possibility of hosting educational and financial dissemination events.

● Use of non-matchday spaces for congresses and events.

● Sub-naming assets (stands, parking, work rooms).

● Co-branding manual (uses, sizes, locations and project claim).

Promotion of the venue

● 1 minute per match in virtual television broadcast.

● 1 minute per match on the videoboard.

● Banner on cadizcf.com.

● Specific campaigns on official Cádiz CF social media linked to the venue and its activity.

Representations and Warranties

● The ASSIGNOR states and guarantees that:

(i)	it has sufficient financial solvency;
(ii)	it holds full ownership and exploitation rights over the venue;
(iii)	it complies with all applicable regulations; and
(iv)	there are no pending litigations that may affect the execution of this Contract.

● The SPONSOR states and guarantees that:

(i)	it is duly incorporated and its representatives have full powers to sign this Contract; and
(ii)	the execution of the same does not contravene any pre-existing obligation.

● The breach of any of these warranties shall be considered a serious breach for the purposes of termination and shall entitle the other Party to demand immediate compensation.

5. Implementation and Costs

All costs derived from the production, execution, installation, maintenance and removal of the assets, supports and activation actions shall be fully assumed by JP FINANCIAL, at no cost to NOMADAR.

6. Use of Brand and Validations

6.1

The use of the name and brand JP FINANCIAL shall be carried out in accordance with the global image of the Project and shall require prior validation by NOMADAR, which may not deny such validation in an unfounded or unjustified manner.

6.2

The CLUB appears in this Contract solely for the purpose of authorizing and/or licensing NOMADAR, for all legal purposes within the scope of this Contract, the image rights, use of trademarks owned by CÁDIZ C.F., S.A.D., events and advertising assets related to the Club’s own sphere and expressly mentioned in Clause FOUR above (“Assets Included in the Agreement”).

7. Project Conditions

The Parties acknowledge that the development of the Venue is subject to the obtaining of licenses, execution timelines and technical and urban planning circumstances. The progressive activation of the assets shall not generate any right to compensation.

8. Entire Agreement

This Contract constitutes the entire agreement between the Parties in relation to its subject matter and replaces and supersedes any preliminary dealings, prior conversations, pre-contracts or contracts, written or verbal, existing between the Parties regarding the same subject matter.

9. Applicable Law

This Contract shall be governed by Spanish law, and the Parties submit to the Courts and Tribunals to be mutually determined.

10. Assignment and Subcontracting

10.1

None of the Parties may assign, in whole or in part, the rights and obligations derived from this Contract without the prior written consent of the other.

However, the SPONSOR may assign the Contract to any company within its same corporate group (affiliate, parent or subsidiary) without the need for such consent, provided that reliable notice is given to the ASSIGNORS.

This restriction applies especially to the assignment of credit rights generated annually under the Contract in favor of the ASSIGNORS, it being established between the Parties that the ASSIGNORS shall require the express consent of the SPONSOR to assign said credit right.

The refusal of the Sponsor must be duly justified, and the Parties agree that consent may only be refused if the proposed assignee is:

(i)	a Direct Competitor of the SPONSOR (according to the definition established in Clause 14.2 below), or
(ii)	the assignee and SPONSOR maintain credit relationships in force, or
(iii)	the assignee is a political party,
(iv)	a religious entity,
(v)	a public body, company or administration, or
(vi)	any third party that does not have a compliance program for crime prevention developed in accordance with Organic Law 1/2015 of March 30, which amends Organic Law 10/1995 of November 23 of the Spanish Criminal Code, or, in general terms, may represent a reputational, commercial or strategic risk for the SPONSOR,
(vii)	when the assignment may generate direct or indirect harm to the Sponsor, whether economic, reputational, commercial or image-related, or may objectively associate the Sponsor with activities or positions contrary to its corporate interests or internal policies,
(viii)	when the assignment substantially alters the contractual balance or increases the risks assumed by the Sponsor, including —by way of example— risks of litigation, duplication of claims, lack of clarity regarding ownership of the credit or difficulties in the proper allocation and release of payment,
(ix)	when the proposed assignee does not offer sufficient guarantees of identification, solvency, legitimacy or regulatory compliance, or when there are reasonable indications that the assignment may be instrumentalized for purposes unrelated to the normal execution of the contract,
(viii) when the assignment may compromise compliance with legal, regulatory, contractual or internal obligations assumed by the Sponsor before third parties, authorities or stakeholders.

10.2 Notification and Acceptance Procedure by the Assignee

In cases where the assignment of the contract or any of its rights is permitted, the assigning Party must reliably notify the assignee of all the conditions and stipulations, delivering a full copy of this Contract together with all annexes and possible addenda.

For the assignment to be fully effective, the assignee must state in writing its knowledge and unconditional acceptance of all the terms of the Contract.

Such acceptance must be communicated to the non-assigning Party within ten (10) business days from the formalization of the assignment.

Compliance with this requirement shall be an indispensable condition for the full effectiveness of the assignment.

11. Representations and Warranties

11.1 The ASSIGNOR declares and guarantees that:

(i)	it has sufficient financial solvency;
(ii)	it holds full ownership and exploitation rights over the venues;
(iii)	it complies with all applicable regulations;
(iv)	there are no pending litigations that may affect the execution of this Contract.

11.2 The SPONSOR declares and guarantees that:

(i)	it is duly incorporated and its representatives have full powers to sign this Contract;
(ii)	the execution of this Contract does not contravene any pre-existing obligation.

11.3 Breach of any of these warranties shall be considered a serious breach for termination purposes, entitling the other Party to demand immediate compensation.

Insurance

The ASSIGNORS undertake to provide the SPONSOR, upon request, copies of the insurance policies in force covering the Stadium and to notify any modification or cancellation of the same.

12. Intellectual and Industrial Property

12.1 Each Party shall retain exclusive ownership of its trademarks, logos and other pre-existing intellectual and industrial property rights.

Any material or creation developed jointly (co-branding) shall be considered co-owned by both Parties in the proportion agreed.

However, the ASSIGNOR grants the SPONSOR a perpetual, worldwide and free license to use such joint materials for commercial and corporate purposes.

12.2 The ASSIGNOR guarantees that the exploitation of the venues and Assets does not infringe intellectual or industrial property rights of third parties, and undertakes to indemnify and hold the SPONSOR harmless from any claim that may arise in this regard.

13. Exclusivity Obligation

During the entire term of this Contract and its possible extensions, the ASSIGNOR undertakes, jointly and severally, not to enter into any sponsorship, advertising, collaboration or commercial agreement that implies the assignment of advertising assets or image rights associated with CÁDIZ CLUB DE FÚTBOL, S.A.D. or the Nuevo Mirandilla Stadium with any entity considered a Direct Competitor of the SPONSOR.

The purpose of this exclusivity obligation is to protect the investment, brand positioning and commercial interests of JP FINANCIAL, ensuring that its association with the ASSIGNOR is unique and predominant within its sector.

13.2 Definition of Direct Competitor

For the purposes of this Contract, a Direct Competitor shall be considered any natural or legal person whose main activity or one of its significant business lines consists of providing:

●	financial services

●	investment services

●	wealth management

●	financial intermediation

●	or any other analogous service directly competitive with those offered by JP FINANCIAL.

By way of example and without limitation:

a) Securities firms and agencies

c) Financial advisory firms (EAFs)

d) Investment fund and venture capital management companies

e) Online trading or crypto-asset investment platforms

f) Financial technology companies (Fintech) operating in the same market segments.

13.3 Prior Approval Procedure

If the ASSIGNOR receives a sponsorship offer from an entity operating in a related sector, the following procedure must be followed:

a) Prior Notice

b) Right of Approval (15 business days)

c) Negative Silence

13.4 Breach and Consequences

Breach shall be considered an essential breach of contract, allowing the SPONSOR to:

a) Demand immediate termination of the competing agreement.

b) Terminate the Contract and receive proportional reimbursement.

c) Claim damages including actual damage, loss of profit and reputational damage.

14. Termination Condition Due to Delay in the Project

14.1 The Parties establish an express termination condition in favor of the SPONSOR.

If three (3) years after signing the Contract the project has not reached the milestone of “Commencement of Operations”, the SPONSOR may terminate the Contract.

14.2 “Commencement of Operations” means proof that at least 15% of the total investment and 15% of the stadium construction investment has been executed.

14.3 Termination requires 15 days prior written notice.

14.4 Termination will not generate any penalty or compensation obligation for the SPONSOR.

The SPONSOR shall be released from paying the third annual payment and any subsequent payments.